Exhibit 23(a)

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
The Travelers Life and Annuity Company:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus. Our reports refer to changes in the Company's methods of accounting for goodwill and other intangible assets in 2002, and for derivative instruments and hedging activities and for securitized financial assets in 2001.

/s/ KPMG LLP


Hartford, Connecticut
March 27, 2003